                                                                       Exhibit 3

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        RED ROBIN GOURMET BURGERS, INC.,

                             a Delaware corporation

                                TABLE OF CONTENTS

                                                                                  Page
ARTICLE I.--  STOCKHOLDERS .....................................................    1

     Section 1.  Annual Meeting ................................................    1

     Section 2.  Special Meetings ..............................................    4

     Section 3.  Notice of Meetings ............................................    5

     Section 4.  Quorum ........................................................    5

     Section 5.  Organization ..................................................    5

     Section 6.  Conduct of Business ...........................................    6

     Section 7.  Proxies and Voting ............................................    6

     Section 8.  Stock List ....................................................    7

ARTICLE II.--  BOARD OF DIRECTORS ..............................................    7

     Section 1.  Number, Election and Term of Directors ........................    7

     Section 2.  Newly Created Directorships and Vacancies .....................    8

     Section 3.  Regular Meetings ..............................................    8

     Section 4.  Special Meetings ..............................................    8

     Section 5.  Quorum ........................................................    8

     Section 6.  Participation in Meetings By Conference Telephone .............    8

     Section 7.  Conduct of Business ...........................................    9

     Section 8.  Compensation of Directors .....................................    9

ARTICLE III.--  COMMITTEES .....................................................    9

     Section 1.  Committees of the Board of Directors ..........................    9

     Section 2.  Conduct of Business ...........................................   10

ARTICLE IV.--  OFFICERS ........................................................   10

     Section 1.  Generally .....................................................   10

     Section 2.  Chairman of the Board .........................................   10

     Section 3.  Chief Executive Officer .......................................   11

     Section 4.  President .....................................................   11

     Section 5.  Vice President ................................................   11

     Section 6.  Secretary and Assistant Secretary .............................   12

     Section 7.  Chief Financial Officer .......................................   12

     Section 8.  Assistant Officers ............................................   13

                                TABLE OF CONTENTS
                                  (continued)

                                                                                  Page
     Section 9.  Delegation of Authority .......................................   13

     Section 10. Removal and Resignation .......................................   13

     Section 11. Action with Respect to Securities of Other Corporations .......   13

ARTICLE V.--  STOCK ............................................................   13

     Section 1.  Certificates of Stock .........................................   13

     Section 2.  Transfers of Stock ............................................   14

     Section 3.  Record Date ...................................................   14

     Section 4.  Lost, Stolen or Destroyed Certificates ........................   15

     Section 5.  Regulations ...................................................   15

ARTICLE VI.--  NOTICES .........................................................   15

     Section 1.  Notices .......................................................   15

     Section 2.  Waivers .......................................................   16

ARTICLE VII.--  MISCELLANEOUS ..................................................   16

     Section 1.  Facsimile Signatures ..........................................   16

     Section 2.  Corporate Seal ................................................   16

     Section 3.  Reliance upon Books, Reports and Records ......................   16

     Section 4.  Fiscal Year ...................................................   16

     Section 5.  Time Periods ..................................................   16

ARTICLE VIII.--  INDEMNIFICATION OF DIRECTORS AND OFFICERS .....................   17

     Section 1.  Right to Indemnification ......................................   17

     Section 2.  Right to Advancement of Expenses ..............................   17

     Section 3.  Right of Indemnitee to Bring Suit .............................   18

     Section 4.  Non-Exclusivity of Rights .....................................   19

     Section 5.  Insurance .....................................................   19

     Section 6.  Indemnification of Employees and Agents of the Corporation ....   19

     Section 7.  Expenses as a Witness .........................................   19

     Section 8.  Indemnity Agreements ..........................................   19

     Section 9.  Nature of Rights ..............................................   19

ARTICLE IX.--  AMENDMENTS ......................................................   20

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        RED ROBIN GOURMET BURGERS, INC.,

                             a Delaware corporation



                           ARTICLE I. -- STOCKHOLDERS

     Section 1.  Annual Meeting.

     (A) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

     (B) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or
(c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

     (C) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     (D) Notwithstanding anything in the second sentence of the third paragraph of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (E) Only persons nominated in accordance with the procedures set forth in this Section 1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     (F) For purposes of these By-Laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (G) Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2.  Special Meetings.

     (A) Special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or by holders of at least ten percent (10%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. For purposes of these By-Laws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

     (B) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1 of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of Section 1 of this
Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (C) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 3. Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4. Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

     Section 5. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

     Section 6. Conduct of Business. The chairman of any meeting of stockholders, annual or special, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting, from time to time, without notice other than announcement at such meeting, to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     Section 7. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

     Section 8. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.

     The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                       ARTICLE II. -- BOARD OF DIRECTORS

     Section 1. Number, Election and Term of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting,
(i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

     Section 2. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the Whole Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5. Quorum. At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 6. Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 7. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 8. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

                           ARTICLE III. -- COMMITTEES

     Section 1. Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event all of such members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                            ARTICLE IV. -- OFFICERS

     Section 1. Generally. The officers of the Corporation shall be appointed by the Board of Directors and shall be a President, a Secretary and a Chief Financial Officer. The Board of Directors may also appoint a Chief Executive Officer, a Chairman of the Board and one or more Vice Presidents and the Board may appoint such other officers (including Assistant Secretaries and Assistant Financial Officers) as the Board of Directors may deem necessary or desirable. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

     Section 2. Chairman of the Board. The Board of Directors may, at its election, appoint a Chairman of the Board. If such an officer be elected, he or she shall, if present, preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.

          Section 3. Chief Executive Officer. The Chief Executive Officer shall have general and active management, supervision, direction, and control of the business of the Corporation. He or she shall assist the Chairman of the Board in the management of the Corporation, and in the absence or disability of or upon the delegation by the Chairman of the Board, he or she shall preside at all meetings of stockholders and of the Board of Directors. He or she shall report from time to time to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to the attention of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or the Chairman of the Board.

          Section 4. President. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there are such officers, the President shall have supervising authority over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he or she may deem advisable. The President shall also perform such duties as may be specifically assigned to him or her from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer. If there be no Chairman of the Board or Chief Executive Officer, or in their absence, the President shall preside at all meetings of the stockholders and of the Board of Directors, unless the Board of Directors appoints another person who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders.

          Section 5. Vice President. In the absence of the President, or in the event of the President's inability or refusal to act, the Vice President, if any, (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board of Directors or the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 6. Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board of Directors (unless the Board of Directors shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 7. Chief Financial Officer. The Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer may disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of transactions and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          If required by the Board of Directors, the Chief Financial Officer and Assistant Financial Officer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

          Section 8. Assistant Officers. An assistant officer shall, in the absence of the officer to whom such person is an assistant or in the event of such officer's inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board of Directors or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 9. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

          Section 10. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board. Any officer may resign at any time by giving notice to the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

          Section 11. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                              ARTICLE V. -- STOCK

          Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issuance.

          If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

          Section 3. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of

Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

          Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                             ARTICLE VI. -- NOTICES

          Section 1. Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

          Section 2. Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                         ARTICLE VII. -- MISCELLANEOUS

          Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

          Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

          Section 3. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

          Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

          Section 5. Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

           ARTICLE VIII. -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          Section 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 2 or otherwise.

          Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

          Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or directors or otherwise.

          Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          Section 7. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          Section 8. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

          Section 9. Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

                           ARTICLE IX. -- AMENDMENTS

          In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these By-Laws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the By-Laws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal By-Laws of the Corporation, notwithstanding any other provision of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these By-Laws or any preferred stock, the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these By-Laws.

                  [Remainder of Page Intentionally Left Blank]

                            CERTIFICATE OF SECRETARY

                                       OF

                        RED ROBIN GOURMET BURGERS, INC.,

                             a Delaware corporation

          I hereby certify that I am the duly elected and acting Secretary of Red Robin Gourmet Burgers, Inc., a Delaware corporation, and that the foregoing Amended and Restated Bylaws, comprising twenty (20) pages, constitute the Amended and Restated Bylaws of said corporation as duly adopted by the Board of Directors on July 15, 2002.

                                           /s/ James P. McCloskey
                                           _____________________________________
                                           James P. McCloskey, Secretary

                                       S-1